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                                                                    EXHIBIT 23.2

The Board of Directors
Nastech Pharmaceutical Company Inc.




We consent to incorporation by reference in the registration statement (No.
333-      ) on Form S-8 of Nastech Pharmaceutical Company Inc. of our report dated March 24, 1997, relating to the balance sheet of Nastech Pharmaceutical Company Inc. as of December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the six-month period then ended, which report appears in the December 31, 1996 transitional report on Form 10-K of Nastech Pharmaceutical Company Inc.





Jericho, New York
June 4, 1997